UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 20, 2006
(Date of report; date of
earliest event reported)
Commission file number: 0-51438
RESIDENTIAL CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-1770738
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
8400 Normandale Lake Boulevard
Minneapolis, Minnesota
55437
(Address of principal executive offices)
(Zip Code)
(952) 857-8700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Residential Capital Corporation (ResCap) earned $201 million in Q1 2006, down from the $322 million earned in Q1 2005. While revenues were strong from higher asset levels, results were negatively impacted by lower net margins resulting from both pricing pressures and higher funding costs. In addition, gains on sales of loans were down due to a significant gain in Q1 2005 realized upon the sale of a portfolio of distressed mortgage loans. Absent this, mortgage loan gains were relatively flat as the favorable impact from higher sales volume was offset by lower margins. ResCap’s credit provision was lower as compared to Q1 of 2005 as a result of favorable credit trends. Mortgage originations were $41.6 billion for Q1 2006 representing an increase from the $36.4 billion in Q1 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL CAPITAL CORPORATION (Registrant)
Dated: April 20, 2006	/s/ Davee L. Olson
Davee L. Olson
Chief Financial Officer

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